EXHIBIT 10.25
                     PLEDGE AND SECURITY AGREEMENT

     THIS PLEDGE AND SECURITY AGREEMENT (hereinafter "Agreement"), is dated effective as of March 28, 2001, and is made by JAMES E. ACRIDGE ("Acridge"), in favor of GIANT INDUSTRIES, INC., a Delaware corporation ("Giant").

                              RECITALS:

          A. Acridge is the sole owner of 100% of the membership interests in Pinnacle Rodeo, L.L.C., an Arizona limited liability company ("Rodeo"), which is the sole member of Pinnacle Rawhide, L.L.C., an Arizona limited liability company ("Rawhide").

          B. Under an Agreement dated as of September 17, 1998, by and between Acridge and Giant, as modified by the Modification Agreement, dated as of December 23, 1998, by and between Acridge and Giant, as modified by the Amended and Restated Loan Agreement, dated as of March 20, 2000, by and between Acridge and Giant, as modified by the Loan Modification Agreement, dated as of February 28, 2001, by and between Acridge and Giant, as modified by the First Amendment to Amended and Restated Promissory Note and Loan Modification Agreement, dated effective the date hereof (collectively, with any further amendments, the "Loan Agreement"), Giant has made a loan to Acridge in the original principal amount of $5,000,000.00 (the "Loan").

          C. In connection with the Loan, Acridge executed the Promissory Note, dated as of September 17, 1998, in the stated principal amount of $4,000,000.00, in favor of Giant, as modified by the Amended and Restated Promissory Note, dated as of September 23, 1998, in the total principal amount of $5,000,000.00, executed by Acridge in favor of Giant, as further modified by the Amended and Restated Promissory Note, dated as of March 10, 2000, in the total principal amount of $5,000,000.00, executed by Acridge in favor of Giant, as further modified by the Amended and Restated Promissory Note, dated as of February 28, 2001, in the total principal amount of $5,000,000.00, executed by Acridge in favor of Giant, as modified by the First Amendment to Amended and Restated Promissory Note and Loan Modification Agreement, dated effective the date hereof (collectively, with any further amendments, the "Note").

          D. The Loan is secured by the collateral described in the Pledge and Security Agreement, dated effective as of March 10, 2000, by and among Acridge, Rodeo and Giant, as modified by the First Amendment to Pledge and Security Agreement, dated as of March 9, 2001, by and among Acridge, Rodeo and Giant (collectively, with any further amendments, the "Pledge Agreement").

          E. Certain financing statements were executed in connection with the Loan (collectively, the "Financing Statements").

          F. Giant and Acridge, as Trustee for and on behalf of the Acridge Family Trust (the "Acridge Trust"), entered into a Purchase Agreement, dated January 26, 2001, as amended (collectively, with any further amendments, the "Purchase Agreement"), with respect to the sale by the Acridge Trust to Giant of a parcel of land containing approximately 40 acres located at 9540 East Jomax Road in Scottsdale, Arizona (the "Property").

          G. As of March 9, 2001, Giant and Acridge, as Trustee for and on behalf of the Acridge Trust, entered into a Third Amendment to Purchase Agreement with respect to the sale by the Acridge Trust to Giant of the Property, wherein, among other things, Giant increased the Deposit (as defined in the Purchase Agreement) by an additional $450,000.00 (the "Additional Obligation").

          H. The First Amendment to the Pledge and Security Agreement establishes a contingent obligation of Giant to make a Surplus Payment in connection with the sale of the Property (the "Surplus Payment"), which Surplus Payment is also deemed an obligation secured by the Pledge Agreement.

          I. Effective as of March 28, 2001, the parties intend to extend the maturity date of the Loan from March 28, 2001 to March 28, 2003 (the "Extension").

          J. As consideration for the Extension, as well as consideration for the Additional Obligation and the Surplus Payment, and as additional consideration for the obligations of Acridge under the Note and Loan Agreement, and for other good and valuable consideration, Acridge desires to grant Giant a first priority security interest in and to 100% of the membership interests of Rodeo.

                               AGREEMENT:

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. PLEDGE. Acridge hereby grants to Giant a first priority security interest in the following (the "Pledged Collateral"):

     1.1 Collateral Definition: The Pledged Collateral consists of the following:

          1.1.1 100% of the membership interest of Rodeo and all rights of Acridge as the sole member of Rodeo (including, without limitation, the right to distributions of cash or property from Rodeo) (collectively, the "Interest"); and

          1.1.2 All proceeds of or distributions or payments under the Interest.

     1.2 Definition of "Net Cash Flow".  For the purposes of this
     Agreement, the term "Net Cash Flow" shall mean the gross cash proceeds to Rodeo from all sources.

     1.3 Payment of Net Cash Flow with respect to the Interest When No Default Exists: During the term of this Agreement, and prior to any default by Acridge of his obligations under the Note, the Loan Agreement, the Pledge Agreement, the Purchase Agreement or hereunder (collectively, the "Obligations"), the Net Cash Flow after accounting for payments or reserves required by the existing lenders to Rodeo attributable to the Interest may be paid to Acridge.

     1.4  Payment of Net Cash Flow with respect to the Interest After
     Default: After any default has occurred under the Note, the Loan Agreement, the Pledge Agreement, the Purchase Agreement or hereunder, Acridge shall cause Rodeo to distribute to Giant, on account of the Obligations, all Net Cash Flow after accounting for any payments or reserves required by the existing lenders to Rodeo.

2. SECURITY FOR OBLIGATIONS.

     2.1 Obligations Secured. The pledge granted in this Agreement secures the payment and performance of the obligations by Acridge under the Note, the Loan Agreement, the Pledge Agreement, the Purchase Agreement, and this Agreement.

     2.2 Acknowledgment of Consideration. Acridge acknowledges that he has benefited from the extension of the maturity date of the Loan from February 28, 2001 to March 28, 2001, as well as by the further Extension of the maturity date of the Loan from March 28, 2001 to March 28, 2003. In addition, Acridge has benefited by the assumption of the creation of the Additional Obligation by Giant, as well as Giant's contingent obligation to make the Surplus Payment, as well as by the covenants and agreements of Giant set forth in the Purchase Agreement, the Purchase Agreement Modification, the Note, the Loan Agreement and the Pledge Agreement. Accordingly, Acridge acknowledges that he has received valuable consideration in the form of the aforesaid. Acridge acknowledges the receipt and sufficiency of adequate consideration for his pledge of the Pledged Collateral as set forth herein, and all of the terms and conditions of this Agreement are fully binding upon him as set forth herein.

3. FINANCING STATEMENTS. To perfect the security interest granted hereby in accordance with the Uniform Commercial Code in effect in the State of Arizona (the "Code"), Acridge shall, contemporaneously with the execution hereof, execute and deliver to Giant a financing statement (the "Financing Statement") in form satisfactory to Giant. Acridge agrees that, from time to time hereafter, he will execute and deliver to Giant such further instruments and documents as Giant may reasonably request which are necessary for the purpose of perfecting and continuing the perfection of the security interest granted hereby.

4. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS. Acridge represents and warrants to Giant as follows:

     4.1 Authorization. This Agreement has been duly authorized, executed and delivered by Acridge and creates a valid security interest in the Pledged Collateral under the Uniform Commercial Code, as adopted by the State of Arizona (the "Code") and when the Financing Statement is duly filed with the Arizona Secretary of State, Giant will have a first priority security interest in the Pledged Collateral.

     4.2 No Default. The execution and delivery of this Agreement will not conflict with or result in a breach, default or violation of any other agreement to which Acridge is a party or by which any of Acridge's property is bound. The consummation of the transactions contemplated herein will not conflict with or result in a breach, default or violation of any other agreement to which Acridge is a party or by which any of Acridge's property is bound.

     4.3 Good Title. Acridge is the legal owner of the Pledged Collateral and has neither granted any other security interest in the Pledged Collateral nor executed any financing statement with respect thereto (other than the Financing Statement).

     4.4 Location. The principal residence and location of Acridge is the address for Acridge specified on the signature page below. Acridge shall promptly notify Giant of any change in either.

     4.5 Priority. This Agreement creates a first priority security interest, free from any other liens, claims or security interests.

     4.6 Informed Consent to Agreement. Acridge acknowledges that he has thoroughly read and reviewed the terms and provisions of this Agreement and is familiar with the same, that the terms and provisions contained herein are clearly understood by him and have been fully and unconditionally consented to by him, and that Acridge's execution of this Agreement is done freely, voluntarily, with full knowledge and without duress, and that in executing this Agreement, Acridge is relying on no other representations either written or oral, express or implied, made to Acridge by any other party hereto, and that the consideration received by Acridge hereunder has been actual and adequate. Acridge further acknowledges that he has been advised, and has been given the reasonable opportunity, to seek independent legal advice with respect to the subject matter of this Agreement, and Acridge hereby represents to Giant that he has either sought and obtained such independent legal advice or that he hereby waives such advice.

     4.7 Consents. That no consent or approval of any third party is required to permit the pledge of the Pledged Collateral hereunder.

5.   COVENANTS OF ACRIDGE:

     5.1 No other Liens. Acridge agrees that it will not create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to the Pledged Collateral, except for the security interest under this Agreement.

     5.2 No Assignment. Acridge shall not sell, transfer, convey, assign, or otherwise dispose of, or further encumber, all or any part of the Pledged Collateral or any interest therein, voluntarily or involuntarily, by operation of law or otherwise, directly or indirectly. Nor shall Acridge cause, allow, or enable, Rodeo or Rawhide to sell, transfer, convey, assign, or otherwise dispose of, or further encumber, all or any part of its assets or property, or any interest therein, voluntarily or involuntarily, by operation of law or otherwise, directly or indirectly, however sales of inventory and personal property in the ordinary course of business for full and fair consideration shall not be prohibited hereby.

     5.3  Notice of Default.  Upon hearing of a Default, as defined in
     Section 6 below, or upon knowledge or notice of the likelihood of a Default, Acridge shall immediately provide (but in all events within 24 hours after first hearing of the Default or likelihood thereof) notice to Giant of such Default or likelihood thereof.

     5.4 Performance of Other Obligations. Acridge shall cause Rodeo and Rawhide to timely and fully comply with, and perform, when due, all terms, obligations, covenants and conditions contained in any agreements with third parties, including the three promissory notes dated January 18, 2000 by Rodeo in favor of Western Town, L.L.C., an Arizona limited liability company, and Hirsch Investment Co., L.L.C., an Arizona limited liability company, in the aggregate original principal amount of $28,851,250 (the "Hirsch Notes").

     5.5 Notice of Payments. On or before the payment due dates set forth under the Hirsch Notes, Acridge shall immediately provide Giant notice of such payment being made, along with reasonable evidence of such payment, which notice shall include a certification that all obligations of Rodeo under the Hirsch Notes are current and that Rodeo is not in default under any of the Hirsch Notes.

     5.6 Reimbursement. Acridge shall reimburse all reasonable out of pocket costs directly or indirectly related to Giant's protection of collateral, including reasonable, prudent, or necessary costs incurred to maintain its secured position in the Pledged Collateral, or the value thereof.

     5.7 Management. Acridge shall manage and operate Rodeo, and therefore all assets and interests held by Rodeo, in a commercially reasonable manner, not inconsistent with the rights and interests of Giant created hereby. Acridge shall not cause or permit Rodeo, or any entity controlled by Rodeo, to be in breach of, or to allow a default (including, without limitation, a Default) to occur in regard to any of their respective obligations.

     5.8 Further Cooperation. From time to time, and immediately upon request of Giant, Acridge shall cooperate with and assist Giant in its efforts to preserve and protect the Pledged Collateral, and the secured interests of Giant therein, including obtaining the express subordination of Hirsch Investment Co., L.L.C. (or its affiliates), in regard to Giant's security interest in the 49% membership interest in Rawhide held by Giant, as such express subordination is contemplated by
     Section 9 of the Settlement Agreement, dated January 18, 2000, by and among Rodeo, Rawhide, Acridge, Hirsch Investment Co., L.L.C., I. Jerome Hirsch and others.

6. REMEDIES OF GIANT. In the event that (a) an Event of Default shall occur under the Note, or (b) Acridge fails to comply with or perform when due, any term, obligation, covenant or condition contained in this Agreement or in the Loan Agreement, the Pledge Agreement, the Purchase Agreement, or
(c) Rodeo or Rawhide fails to comply with or perform when due, any term, obligation, covenant or condition contained in any agreement with any third parties, including, without limitation, the Hirsch Notes, and any other obligations of Rodeo or Rawhide to any other creditor of Rodeo or Rawhide (each, a "Default"), then Giant shall have and may exercise, with respect to the Pledged Collateral and pursuant to the security interest created hereby, all rights and remedies under the Code. The proceeds from any foreclosure sale pursuant to the Code shall be applied first toward the costs and expenses of such sale and all other reasonable costs incurred by Giant, including without limitation, fairness opinions and attorneys' fees, second towards any attorneys' fees owing to Giant pursuant to Section 18 hereof, third towards the satisfaction of the defaulted Obligations, fourth toward the satisfaction of any indebtedness secured by a subordinate security interest in the Pledged Collateral, and the surplus to Acridge. In the event that Giant has and exercises remedies under the Code pursuant to and in accordance with the terms of this Section, any notice of sale required by law shall be deemed "commercially reasonable" if such notice is given at least five (5) days prior to the time of such sale. Acridge acknowledges that such shorter period of time is necessary for Giant to protect any interests in the Pledged Collateral and its property from the claims of other parties including creditors having liens on assets owned, directly or indirectly, by Acridge. Acridge recognizes that Giant may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities law, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. Acridge acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale (if otherwise commercially reasonable) shall be deemed to have been made in a commercially reasonable manner. Nothing contained in the two immediately preceding sentences shall be construed as an agreement between Acridge and Giant that the Pledged Collateral does constitute a "security" within the meaning of the Securities Act of 1933 or applicable state securities laws, or that the Pledged Collateral cannot be sold at a public sale.

7. COVENANT OF GIANT. If (a) Giant takes possession of any or all of the Pledged Collateral, and thereafter all assets of Rodeo and Rawhide are liquidated and all liabilities and obligations of Rodeo and Rawhide are paid or satisfied in full, and (b) all of Acridge's Obligations to Giant have been paid or satisfied in full, after reimbursing Giant for the Giant Claim Amount, and the Additional Amounts, both as defined below, and (c) Rodeo has any funds remaining, then Giant shall remit such remaining funds to Acridge. As used above, the "Giant Claim Amount" shall mean an amount that shall be fixed at the date of the foreclosure (the "Foreclosure") by Giant of the Interest, and shall be equal to the aggregate of: (i) all outstanding amounts due to Giant under the Note, the Loan Agreement, the Purchase Agreement and hereunder; (ii) all reasonable costs and expenses incurred by Giant through the date of the Foreclosure in connection with the Foreclosure, the liquidation of Rodeo and Rawhide, and in enforcing its rights hereunder, including as set forth in Sections 5.6 and 18. As used above, the "Additional Amounts" shall mean an accretive factor which will be computed upon the Giant Claim Amount (without regard to whether the Note is satisfied or deemed satisfied) at the rate that would have been applicable upon default under the Note, plus any additional reasonable costs or expenses incurred by Giant after the Foreclosure with respect to the Foreclosure and the sale or liquidation of all of the assets of Rodeo and Rawhide. Acridge's right to receive funds as set forth above does not give Acridge or any persons acting on his behalf, or any of Acridge's heirs, successors or assigns, any right to control, question or attack any of the actions taken by Giant in its sole discretion, with respect to the exercise of Giant's rights hereunder, or the liquidation of Rodeo or Rawhide, including without limitation, the commercial reasonableness of any sales, any consideration received, or any costs or expenses incurred.

8. REAFFIRMATION OF OBLIGATIONS. Acridge believes that it is in his best interests to enter into this Agreement with Giant. Acridge hereby reaffirms the full force and effectiveness of the Note, the Loan Agreement, the Pledge Agreement, the Purchase Agreement and the Financing Statements. Acridge agrees that the Pledge Agreement, as amended, continues to secure all of the obligations described therein, including the Additional Obligations. Acridge represents that this Agreement is of substantial economic benefit to Acridge and that his reaffirmation and consent is an essential part of the consideration to Giant to enter into this Agreement and to extend the Maturity Date of the Loan Agreement Modification. Acridge hereby consents to the terms, conditions and the provisions of this Agreement.

9. NO IMPAIRMENT; SECURITY. Nothing contained herein shall be deemed a waiver of or limit any of the rights and remedies that Giant may have against Acridge or of any of Giant's rights and remedies arising out of any other documents or agreements, and Giant specifically reserves, and shall have, all rights and remedies available to Giant under the law or as provided in such other documents and agreements.

10. REMEDIES CUMULATIVE. The remedies of the parties hereto under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled including, without limitation, the remedies under the Note or the Loan Agreement.

11. AMENDMENTS, ETC. Any amendment, modification or waiver of any provision of this Agreement shall be void and of no force or effect unless made in writing, signed by the party or parties to be bound, and specifying with particularity the nature and extent of such amendment, modification or waiver. No delay in exercising, or failure to exercise, any right, remedy or power hereunder shall impair such right, remedy or power or any right, remedy or power of Giant under any other Agreement or shall be construed to be a waiver of any Default hereunder or under any other agreement.

12. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called a "Notice") shall be in writing and shall be given either by hand delivery against receipt (which includes delivery by commercial couriers such as Federal Express or Express Mail) or by facsimile (but only if automatic machine confirmation is issued by the transmitting fax machine), with confirmation copy to the addresses set forth beneath the signature of each party hereto. Notices shall be effective immediately upon delivery against receipt, or 24 hours after being sent by facsimile. In the event any party wishes to change the address for notices as specified herein, it shall give a notice pursuant to this section, whereupon the new notice shall be effective after the time stated herein.

13. SEVERABLE PROVISIONS; ENFORCEABILITY. Each provision of this Agreement is intended to be severable. If any provisions hereof shall be declared by a court of competent jurisdiction to be illegal, unenforceable or invalid for any reason whatsoever, such illegality, unenforceability or invalidity shall not affect the validity of the remainder of this Agreement. Time is of the essence hereof.

14. TERMINOLOGY. All captions, headings or titles in the paragraphs or sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement or affect the construction or interpretation of this Agreement.

15. CONTINUING SECURITY INTEREST; TRANSFER OF OBLIGATIONS. This Agreement creates a continuing security interest in the Pledged Collateral and shall
(i) remain in full force and effect until performance in full of the Obligations, (ii) be binding upon Acridge, his heirs, successors, transferees and assigns and (iii) inure to the benefit of the Giant and its successors, transferees and assigns. The security interest herein granted shall terminate, and Giant shall execute and deliver to Acridge such termination statements and other instruments as shall be necessary to release such security interest, when the Obligations of Acridge have been fully satisfied. Acridge shall promptly notify Giant of any change in Acridge's name or the location of his principal residence, chief executive office and/or principal place of business, and upon the happening of any of the foregoing events shall cause Acridge and transferee to execute such additional financing statements, continuation statements or other documents as may be necessary to continue the perfection of the security interest herein granted. The security interest herein granted shall continue in effect notwithstanding any transfer of Pledged Collateral, regardless of whether such transfer may be permitted pursuant to this Agreement or any governing document of Rodeo. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted heirs, successors and assigns, any rights, benefits or obligations hereunder.

16. COUNSEL; INTERPRETATION. Each party hereto acknowledges that it was represented by legal counsel (or had the opportunity to be represented by independent legal counsel) in connection with this Agreement and that each of them and their counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or any exhibits hereto or thereto.

17. GOVERNING LAW; TERMS. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Arizona. Unless otherwise defined herein, terms defined in Article 9 of the Code are used herein as therein defined.

18. ATTORNEYS' FEES. In the event of any claim, controversy or dispute arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in connection with any arbitration or court proceeding.

19. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of Giant and its permitted successors and assigns. No other persons or entities shall have any right of action under this Amendment.

          IN WITNESS WHEREOF, Acridge has caused this Agreement to be duly executed and delivered by its authorized officer thereunto duly authorized as of the date first above written.

ACRIDGE:


/s/ JAMES E. ACRIDGE
------------------------------
James E. Acridge

Address:
23733 N. Scottsdale Road
Scottsdale, Arizona 85255
Facsimile:____________________
Attn: ________________________

GIANT:

GIANT INDUSTRIES, INC., a Delaware
corporation

By: /s/ MARK B. COX
Name: MARK B. COX
     -------------------------
Title: VP TREASURER
      ------------------------

Address:
23733 N. Scottsdale Road
Scottsdale, Arizona 85255
Facsimile:____________________
Attn:_________________________

This Agreement and the terms hereof are
consented and agreed to by:

PINNACLE RODEO, L.L.C., an Arizona limited liability company


By: /s/ JAMES E. ACRIDGE
   ----------------------------
   James E. Acridge
Its: Sole Member